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                                                                      EXHIBIT 21

                              List of Subsidiaries
                              --------------------

                                                   State of Other Jurisdiction
Name of Subsidiary                              of Incorporation or Organization
------------------                              --------------------------------

Broadcast, Inc.                                            Delaware

MAXxess Systems Inc.
formally known as Gyyr Incorporated                       California

Iteris, Inc.,
formally known as Odetics ITS, Inc.
(63.7% subsidiary of ODETICS, INC)                         Delaware

Mariner Networks, Inc.                                     Delaware

Meyer, Mohaddes Associates, Inc.
(100% owned subsidiary of Iteris, Inc.)                   California

Odetics Europe Limited                                 England and Wales

Odetics Asia Pacific Pte. Ltd                             Singapore

Zyfer, Inc.                                                Delaware

MAXxess EUROPE Ltd
(100% owned subsidiary of MAXxess Systems INC)         England and Wales


MARINER EUROPE Ltd
(100% owned subsidiary of MARINER NETWORKS, INC)       England and Wales